Exhibit 10.1
INTERVOICE, INC.
2007 STOCK INCENTIVE PLAN
ARTICLE I. ESTABLISHMENT AND PURPOSE
     Section 1.1 Establishment. Intervoice, Inc. (“Intervoice”) hereby establishes the Intervoice, Inc. 2007 Stock Incentive Plan, as set forth in this document, as an amendment and restatement of the Intervoice, Inc. 2005 Stock Incentive Plan. The Intervoice, Inc. 2005 Stock Incentive Plan was established effective July 13, 2005, as an amendment and restatement of the Intervoice, Inc. 1998 Stock Option Plan, the Intervoice-Brite, Inc. 1999 Stock Option Plan and the Intervoice, Inc. 2003 Stock Option Plan. Awards granted pursuant to the Intervoice, Inc. 2005 Stock Incentive Plan, the Intervoice, Inc. 1998 Stock Option Plan, the Intervoice-Brite, Inc. 1999 Stock Option Plan or the Intervoice, Inc. 2003 Stock Option Plan shall continue to be governed by the terms of such plan as in effect at the time of the award and the related award agreement.
     Section 1.2 Purpose. The purposes of the Plan are to attract and retain highly qualified individuals to perform services for Intervoice and to align the interests of those individuals with those of the stockholders of Intervoice. Intervoice is committed to creating long-term stockholder value. Intervoice’s compensation philosophy is based on a belief that Intervoice can best create stockholder value if employees, directors and certain others providing services to Intervoice and its Affiliates act and are rewarded as business owners. Intervoice believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.
     Section 1.3 Effectiveness and Term. The Plan shall become effective on July 11, 2007, provided it is approved by the stockholders of Intervoice in a manner that complies with applicable law within 12 months after such date; provided, however, that no Awards shall be made under this Plan unless and until it is approved by the stockholders of Intervoice within such 12-month period. Unless terminated earlier by the Board, this Plan shall terminate on July 11, 2012.
ARTICLE II. DEFINITIONS
     Section 2.1 “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Intervoice, as those terms are defined in sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, any corporation or other type of entity in a chain of corporations or other entities, starting with Intervoice, in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain; provided, however, that with respect to the grant of an Option, SAR or other stock right, “Affiliate” does not include corporations or other entities in the chain below the corporation or other entity for which the Participant was providing services on the date of grant of the Option, SAR or other stock right. For purposes of this Section, “controlling interest” means (A) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (B) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (C) in the case of a sole proprietorship, ownership of the sole proprietorship; or (D) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.
     Section 2.2 “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.
     Section 2.3 “Award Agreement” means a written agreement between Intervoice and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.
     Section 2.4 “Board” means the Board of Directors of Intervoice.
     Section 2.5 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Intervoice with respect to a share of Common Stock during the period such Award is outstanding.
     Section 2.6 “Cause” means a finding by the Committee of acts or omissions constituting willful misconduct or gross negligence in the course of the Participant’s employment or service with the Company.

     Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.
     Section 2.8 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom is an Outside Director; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, “Committee” means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
     Section 2.9 “Common Stock” means the common stock of Intervoice, no par value per share, or any stock or other securities of Intervoice hereafter issued or issuable in substitution or exchange for the Common Stock.
     Section 2.10 “Company” means Intervoice and any Affiliate.
     Section 2.11 “Competitor” means any person or entity that carries on business activities in competition with the activities of Intervoice or any affiliate of Intervoice, including but not limited to, (a) Avaya, Nortel, Comverse Technology, Huawei, Aspect, Alcatel/Lucent, Cisco Systems, Syntellect, TuVox, Viecore, Nuance, BBN, and Vocalocity, or, if those corporate names are not formally correct, the businesses commonly referred to by those names; and (b) the successors to, assigns of, and Affiliates of the persons or entities described in (a).
     Section 2.12 “Corporate Change” means (a) the dissolution or liquidation of Intervoice; (b) a reorganization, merger, or consolidation of Intervoice with one or more corporations (other than a merger or consolidation effecting a reincorporation of Intervoice in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Intervoice and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of Intervoice; or (d) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of Intervoice immediately prior to a Control Transaction shall cease, within 18 months of such Control Transaction, to constitute a majority of the Board of Directors of Intervoice (or of the Board of Directors of any successor to Intervoice or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of Intervoice immediately prior to such Control Transaction or (b) any entity, person, or Group acquires shares of Intervoice in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of Intervoice pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock; (b) any Corporate Change Merger of Intervoice; (c) any contested election of directors of Intervoice; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of Intervoice. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.
     Section 2.13 “Disability” means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, (c) is determined to be disabled in accordance with a disability insurance program that includes a definition of disability that complies with clause (a) or (b) of this Section, or (d) is determined to be totally disabled by the Social Security Administration.
     Section 2.14 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Intervoice with respect to a share of Common Stock during the period such Award is outstanding.
     Section 2.15 “Effective Date” means the date this Plan becomes effective as provided in Section 1.3.

     Section 2.16 “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.
     Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     Section 2.18 “Fair Market Value” means (a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation Nasdaq Global Select Market, Nasdaq Global Market and Nasdaq Capital Market, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of the determination (or if there was no quoted price for such date, then for the last preceding business day on which there was a quoted price), as reported in The Wall Street Journal or such other source as the Committee deems reliable, (b) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common stock for the date of the determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (c) if the Common Stock is not reported or quoted by any such organization, (i) with respect to Incentive Stock Options, the fair market value of the Common Stock as determined in good faith by the Committee within the meaning of Section 422 of the Code, or (ii) with respect to other Awards, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder.
     Section 2.19 “FAS 123R” means Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” as promulgated by the Financial Accounting Standards Board.
     Section 2.20 “Fiscal Year” means the 12-month-period beginning each March 1 and ending on the last day of the following February.
     Section 2.21 “Good Reason” means (a) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation or benefits as in effect immediately prior to the Corporate Change, or (b) if the Company or its successor does not provide full relocation benefits to the Participant, any permanent relocation of the Participant’s place of business to a location 50 miles or more from the location prior to the Corporate Change.
     Section 2.22 “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.
     Section 2.23 “Harmful Activity” means directly or indirectly (a) disparaging Intervoice or its affiliates, any products, services, or operations of Intervoice or its Affiliates, or any of the former, current, or future officers, directors, or employees of Intervoice or its affiliates; (b) soliciting, inducing, persuading, or enticing, or endeavoring to solicit, induce, persuade, or entice, any person who is then employed by or otherwise engaged to perform services for Intervoice or its affiliates to leave that employment or cease performing those services; (c) soliciting, inducing, persuading, or enticing, or endeavoring to solicit, induce, persuade, or entice, any person who is then a customer, supplier, or vendor of Intervoice or any of its affiliates to cease being a customer, supplier, or vendor of Intervoice or any of its affiliates or to divert all or any part of such person’s or entity’s business from Intervoice or any of its affiliates; or (d) associating as an employee, officer, director, agent, partner, stockholder, owner, member, representative, or consultant, with any Competitor of Intervoice or any of its affiliates.
     Section 2.24 “Incentive Stock Option” means an Option that is intended to meet the requirements of section 422(b) of the Code.
     Section 2.25 “Intervoice” means Intervoice, Inc., a Texas corporation, or any successor thereto.
     Section 2.26 “NASDAQ” means The NASDAQ Stock Market, Inc.
     Section 2.27 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
     Section 2.28 “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

     Section 2.29 “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.
     Section 2.30 “Outside Director” means a member of the Board who: (a) meets the independence requirements of NASDAQ, or if NASDAQ shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as Intervoice elects to list or quote its shares of Common Stock and that the Committee designates as Intervoice’s principal exchange or quotation system, (b) qualifies as an “outside director” under Section 162(m) of the Code, (c) qualifies as a “non-employee director” of Intervoice under Rule 16b-3, and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.
     Section 2.31 “Participant” means an Employee, Outside Director, or other individual or entity who performs services for the Company that has been granted an Award; provided, however, that no Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.
     Section 2.32 “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.
     Section 2.33 “Permitted Transferee” shall have the meaning given such term in Section 15.4.
     Section 2.34 “Plan” means the Intervoice, Inc. 2007 Stock Incentive Plan, as in effect from time to time.
     Section 2.35 “Prior Plan” means the Intervoice, Inc. 2005 Stock Incentive Plan, which was established effective July 13, 2005, as an amendment and restatement of the Intervoice, Inc. 1998 Stock Option Plan, the Intervoice-Brite, Inc. 1999 Stock Option Plan and the Intervoice, Inc. 2003 Stock Option Plan.
     Section 2.36 “Purchased Restricted Stock” shall have the meaning given such term in Section 9.2.
     Section 2.37 “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.
     Section 2.38 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.
     Section 2.39 “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.
     Section 2.40 “Retirement” means (i) with respect to an Employee, voluntary termination of employment after attaining age 55 and completing five years of continuous employment with the Company and (ii) with respect to an Outside Director, ceasing to be an Outside Director pursuant to an election by Intervoice’s shareholders or by voluntary resignation after attaining age 55 and completing five years of continuous service with the Company.
     Section 2.41 “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.
     Section 2.42 “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.
ARTICLE III. PLAN ADMINISTRATION
     Section 3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c)

construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (f) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption. The Committee may delegate the authority to grant Awards under the Plan to a subcommittee of the Committee comprised of two or more Outside Directors.
     Section 3.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Intervoice with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.
ARTICLE IV. SHARES SUBJECT TO THE PLAN
     Section 4.1 Available Shares.
     (a) Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be (i) 1,000,000 shares of Common Stock, plus (ii) all shares of Common Stock that, as of the Effective Date, remain available for grant of awards under the Prior Plan, plus (iii) shares of Common Stock subject to outstanding awards under the Prior Plan on the Effective Date that later cease to be subject to such awards for any reason other than such awards having been exercised. If an Award granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan.
     (b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant (i) during the Fiscal Year in which the Participant is first hired by the Company is 500,000 shares and (ii) during each subsequent Fiscal Year is 300,000 shares. The maximum number of shares of Common Stock that may be subject to Nonqualified Stock Options and SARs granted under the Plan to any one Participant during a Fiscal Year is 500,000. The maximum number of shares of Common Stock that may be granted as Incentive Stock Options is 1,000,000. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.
     (c) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. Intervoice, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.
     (d) Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code applies, provided such substitutions or assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.

     Section 4.2 Adjustments for Recapitalizations and Reorganizations.
     (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Intervoice shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by Intervoice, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and, if applicable, the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and, if applicable, the exercise price per share shall be proportionately increased.
     (b) If Intervoice recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to receive (or to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.
     (c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to (i) adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Corporate Change, if approved by the Committee in its sole discretion, replacement with a comparable Award pursuant to Article XIII.
     (d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.
     Section 4.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:
     (a) Options, Restricted Stock and Stock Awards. The grant of Options, Restricted Stock and Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.
     (b) SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Common Stock with respect to which the Award is exercised over the number of shares of Common Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.
     (c) Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.

     (d) Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon settlement of the Award, the excess, if any, of the number of shares of Common Stock that had been subject to such Award over the number of shares of Common Stock issued upon its settlement shall again be available for grant of Awards under the Plan. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan.
     (e) Cancellation, Forfeiture and Termination. If any Award referred to in subsection (a), (b), (c), or (d) of this Section (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.
     (f) Payment of Exercise Price and Withholding Taxes. If shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.
ARTICLE V. ELIGIBILITY
     The Committee shall select Participants from those Employees, Outside Directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.
ARTICLE VI. FORM OF AWARDS
     Section 6.1 Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Stock Awards and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure that an Award constitutes “qualified performance based compensation” within the meaning of section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.
     Section 6.2 No Repricing. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award; and, the Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.
     Section 6.3 No Reload Rights. Options shall not contain any provision entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.
     Section 6.4 Substitution of SARs for Options. Any provision of this Plan to the contrary notwithstanding, if Intervoice is required to or elects to record as an expense in its consolidated statements of earnings the cost of Options pursuant to FAS 123R or a similar accounting requirement, the Committee shall have the sole discretion to substitute, without receiving Participants’ consent, SARs settled only in stock for outstanding Options; provided, however, that the terms of the substituted SARs are the same as the terms of the Options, the number of shares underlying the SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying shares and the exercise price of the Options.
ARTICLE VII. OPTIONS
     Section 7.1 General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.
     Section 7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company, provided that such assumption or substitution either complies with the requirements of Section 409A of the Code or is consistent with maintaining the exempt status of the Award from the application of that section. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than seven years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.
     Section 7.3 Restrictions Relating to Incentive Stock Options.
     (a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Intervoice and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Intervoice or an Affiliate, within the meaning of section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.
     (b) Each Participant awarded an Incentive Stock Option shall notify Intervoice in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.
     Section 7.4 Exercise of Options.
     (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.
     (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Intervoice in full either: (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the

Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms specified in (i) or (ii) of this subsection; provided, however, that payment of the exercise price by means of tendering or surrendering shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Committee, cause Intervoice to record a loss or expense as a result thereof.
     (c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Intervoice or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Intervoice to pay the exercise price and any required withholding taxes.
     (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Intervoice shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.
     Section 7.5 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:
     (a) Termination Other Than for Retirement, Disability, Death or Cause. If the employment or service of a Participant shall terminate for any reason other than Retirement, Disability, death or Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 12 months from the date of such termination of employment or service or (ii) the expiration of the term of such Option.
     (b) Termination by Reason of Retirement, Disability or Death. If the employment or service of a Participant shall terminate by reason of Retirement, Disability or death, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 18 months from the date of such termination of employment or service or (ii) the expiration of the term of such Option; provided, however, that with respect to a Participant who terminates employment or service by reason of Retirement and engages in a Harmful Activity either before or after Retirement, as determined by the Committee in its sole discretion, the 18-month period described in subsection (b)(i) shall be reduced to ten days from the date Intervoice gives notice of the Harmful Activity to the Participant.
     (c) Termination for Cause. Notwithstanding subsections (a) and (b) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.
Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Intervoice or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII. STOCK APPRECIATION RIGHTS
     Section 8.1 General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company, provided that such assumption or substitution either complies with the requirements of Section 409A of the Code or is consistent with maintaining the exempt status of the Award from the application of that section. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than seven years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.
     Section 8.2 Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.
ARTICLE IX. RESTRICTED STOCK
     Section 9.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.
     Section 9.2 Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).
     Section 9.3 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.
     Section 9.4 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Intervoice, in the name of a nominee of Intervoice, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) Intervoice shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement or otherwise) of a Participant prior to expiration of the Restricted Period.
     Section 9.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Intervoice or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS
     Section 10.1 General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.
     Section 10.2 Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.
     Section 10.3 Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.
     Section 10.4 Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement or otherwise) of a Participant prior to expiration of the Restricted Period.
ARTICLE XI. PERFORMANCE AWARDS
     Section 11.1 General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.
     Section 11.2 Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award, and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.
     Section 11.3 Code Section 162(m) Requirements. The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for “performance-based compensation” under section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a Fiscal Year that are intended to satisfy the 162(m) Requirements is $2,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one Fiscal Year shall be the foregoing limit multiplied by the number of full Fiscal Years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.
     Section 11.4 Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (a) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow, (f) revenues, (g) income or operating income, (h) expenses or expense levels, (i) one or more operating ratios, (j) stock price, (k) total shareholder return, (l) market share, (m) operating profit, (n) profit margin, (o) cash flow, (p) capital expenditures, (q) net borrowing, debt leverage levels, credit quality or debt ratings, (r) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (s) net asset value per share, (t) economic value added and (u) individual business objectives. The performance goals based on these performance measures may be made relative to the performance of other business entities.
     Section 11.5 Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.
ARTICLE XII. OTHER INCENTIVE AWARDS
     Section 12.1 Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award.
     Section 12.2 Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.
ARTICLE XIII. CORPORATE CHANGE
     Section 13.1 Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan, if a Participant’s employment or service with the Company is involuntarily terminated other than for Cause or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the period beginning 90 days prior to and ending one year following a Corporate Change of Intervoice, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:
     (a) if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment or service; or
     (b) if exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment or service.
     Notwithstanding the foregoing, with respect to any Award that consists of deferred compensation within the meaning of Section 409A of the Code, delivery of payment with respect to such Award to a Participant who is a “specified employee” (as defined in Code Section 409A and the regulations thereunder) as of the date of his or her “separation from service” (as defined in Code Section 409A and the regulations thereunder) shall be delayed for a period of six months after the Participant’s separation from service (or, if earlier than the end of the six-month period, the date of death of the Participant). In the event all outstanding Awards are replaced in connection with a Corporate Change by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided above in the event of a Participant’s involuntary termination of employment or service with the Company other than for Cause or voluntary termination of employment or service for Good Reason, as applicable.
     Section 13.2 Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Corporate Change, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (a) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (b) with respect to Participants holding Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement. Such surrender or settlement shall take place as of the date of the Corporate Change or such other date as the Committee may specify. Notwithstanding the foregoing, with respect to any Award that consists of deferred compensation within the meaning of Section 409A of the Code, in the event of a Corporate Change that does not satisfy the requirements for a change in the ownership or effective control of Intervoice or a change in the ownership of a substantial portion of the assets of Intervoice within the meaning of Section 409A of the Code and Treasury guidance and regulations thereunder, then delivery of payment with respect to such Award as provided herein shall be made upon the earliest of the Participant’s (i) “separation from service” (within the meaning of Code Section 409A and the regulations thereunder), (ii) the Disability, (iii) death or (iv) a Corporate Change that does satisfy the requirements for a change in the ownership or effective control of Intervoice or a change in the ownership of a substantial portion of the assets of Intervoice within the meaning of Section 409A of the Code and Treasury guidance and regulations thereunder; provided, however, that delivery of payment upon separation from service to a Participant who is a “specified employee” (as defined in Code Section 409A and the regulations thereunder) as of the date of his or her separation from service shall be delayed for a period of six months after the Participant’s separation from service (or, if earlier than the end of the six-month period, the date of death of the Participant).
ARTICLE XIV. AMENDMENT AND TERMINATION
     Section 14.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (a) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (b) counsel for Intervoice determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. An amendment to the Plan shall not require stockholder approval if it is made to conform the Plan to statutory or regulatory requirements, such as, without limitation, changes to Section 409A of the Code, or regulations issued thereunder. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.
     Section 14.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.
     Section 14.3 Performance-Based Compensation. In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall not, without the approval of the holders of at least a majority of the shares of Common Stock, amend the Plan or the Award in a manner that would adversely affect the Award’s continued eligibility for the performance-based compensation exemption under section 162(m) of the Code.

ARTICLE XV. MISCELLANEOUS
     Section 15.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, Intervoice and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A of the Code and regulations thereunder. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. All Awards under the Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A of the Code.
     Section 15.2 Listing; Suspension.
     (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Intervoice shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
     (b) If at any time counsel to Intervoice or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Intervoice or its Affiliates under the laws of any applicable jurisdiction, Intervoice or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Intervoice or its Affiliates.
     (c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.
     Section 15.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Intervoice a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (c) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     Section 15.4 Transferability.
     (a) All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Intervoice of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

     (b) Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.
     (c) If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Intervoice. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
     (d) Incident to a Participant’s divorce, the Participant may request that Intervoice agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan to the Participant’s alternate payee. Intervoice’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Intervoice. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Intervoice harmless from any claim that may arise out of Intervoice’s observance of the terms of any such domestic relations order.
     Section 15.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.
     Section 15.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.
     Section 15.7 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service, or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Intervoice or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Intervoice at the principal executive offices of Intervoice clearly marked “Attention: General Counsel.”

     Section 15.8 Compliance with Law and Stock Exchange or Association Requirements. In addition, it is the intent of Intervoice that Options designated as Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code, and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code and regulations thereunder. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code (or related regulations) as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, as applicable, that Plan provision shall cease to apply. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements. The Committee may agree to limit its authority under this Section.
     Section 15.9 Binding Effect. The obligations of Intervoice under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Intervoice, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Intervoice. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.
     Section 15.10 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.
     Section 15.11 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Intervoice or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Intervoice or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Intervoice or any Affiliate as a result of such action.
     Section 15.12 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.
     Section 15.13 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Intervoice as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.
     Section 15.14 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.
     Section 15.15 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Intervoice and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
     Section 15.16 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Intervoice or an Affiliate to the Participant.
     Section 15.17 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.
          IN WITNESS WHEREOF, this 2007 Stock Incentive Plan has been executed as of the Effective Date.

INTERVOICE, INC.

By:

Name:

Title: